As filed with the U.S. Securities and Exchange Commission on September 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Social Capital Hedosophia Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1366046
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

120 Hawthorne Avenue
Palo Alto, CA 94301

Telephone: (650) 521-9007

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chamath Palihapitiya
Chief Executive Officer
c/o Social Capital Hedosophia Holdings Corp.
120 Hawthorne Avenue
Palo Alto, CA 94301
Telephone: (650) 521-9007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard L. Ellin, Esq. Gregg A. Noel, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500	Harald Halbhuber, Esq. Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848 4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-220130

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging Growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one warrant(2)	11,500,000 Units	$10.00	$115,000,000	$13,328.50
Class A ordinary shares included as part of the units(3)	11,500,000 Shares	—	—	—	(4)
Warrants included as part of the units(3)	3,833,333 Warrants	—	—	—	(4)
Total			$115,000,000	$13,328.50	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-220130).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $575,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-220130), which was declared effective by the Securities and Exchange Commission on September 13, 2017. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $115,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 11,500,000 additional units of Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-220130) (the “Prior Registration Statement”), initially filed by the Registrant on August 23, 2017 and declared effective by the Securities and Exchange Commission on September 13, 2017. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-220130) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit
No.	Description

5.1	Opinion of Maples and Calder

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Marcum LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-220130) filed on August 23, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 13th day of September, 2017.

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP.

By:	/s/ Sachin Sood
Name:	Sachin Sood
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chief Executive Officer and Director (Principal Executive	September 13, 2017
Chamath Palihapitiya	Officer)

*	Chief Financial Officer (Principal Financial Officer)	September 13, 2017
Philip Deutch

/s/ Sachin Sood	Chief Accounting Officer (Principal Accounting Officer)	September 13, 2017
Sachin Sood

*	President and Director	September 13, 2017
Ian Osborne

*	Vice Chairman of the Board of Directors	September 13, 2017
Anthony Bates

* By:	/s/ Sachin Sood
Sachin Sood
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Social Capital Hedosophia Holdings Corp., in the City of Palo Alto, State of California on September 13, 2017.

By:	/s/ Sachin Sood
	Name:	Sachin Sood
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Maples and Calder

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Marcum LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-220130) filed on August 23, 2017)